                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


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/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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
                               LOGIC WORKS, INC.

                         University Square at Princeton
                                111 Campus Drive
                              Princeton, NJ 08540

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 7, 1997

    The Annual Meeting of Stockholders (the "Annual Meeting") of Logic Works, Inc. (the "Company") will be held at The Princeton Marriott Forrestal Village, 201 Village Boulevard, Princeton, NJ 08540 on May 7, 1997 at 9:00 A.M. (eastern daylight time) for the following purposes:

        (1) To elect two Class II Directors to serve until the third Annual Meeting of Stockholders following their election or until their respective successors shall have been duly elected and qualified;

        (2) To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the year ending December 31, 1997; and

        (3) To approve an amendment to the 1995 Stock Option/Stock Issuance Plan to effect an increase to the number of shares of Common Stock of the Company available for issuance by one million shares, and to make such other changes as described within.; and

        (4) To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on March 21, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          By Order of the Board of Directors

                                          Benjamin C. Cohen
                                          Chief Executive Officer and President

April 10, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                               LOGIC WORKS, INC.

                                PROXY STATEMENT

                                 APRIL 10, 1997

    This Proxy Statement is furnished to stockholders of record of Logic Works, Inc. (the "Company") as of March 21, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on May 7, 1997 (the "Annual Meeting").

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominees as Directors of the Company, (ii) "FOR" the ratification of Ernst & Young LLP, independent public accountants, as auditors of the Company, and,
(iii) "FOR" the approval of the amendment to the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    The Annual Report of the Company (which does not form a part of the proxy solicitation materials), with the financial statements of the Company for the fiscal year ended December 31, 1996, is being distributed concurrently herewith to stockholders.

    The mailing address of the principal executive offices of the Company is University Square at Princeton, 111 Campus Drive, Princeton, NJ 08540. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about April 10, 1997.

                               VOTING SECURITIES

    The Company has two classes of voting securities, its Common Stock, $0.01 par value, and its Preferred Stock, $0.01 par value. Each holder of Common Stock is entitled to one vote for each share held. The Company is authorized to issue 2,000,000 shares of Preferred Stock with such voting rights as may be determined by the Board of Directors providing for such series. To date, the Company has not issued nor does it have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on March 21, 1997 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. At March 21, 1997, there were 11,940,536 shares of Common Stock outstanding and held by 3,274 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the two nominees named below as Class II Directors of the Company to serve until the third Annual Meeting following their election or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

    In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. At each annual stockholder meeting commencing with the 1996 Annual Meeting, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third Annual Meeting of stockholders following their election and until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares present in person or represented by proxy and voting at the Annual Meeting is required to elect the Directors.

    The Board of Directors currently has five members, two of whose terms expire at the 1997 Annual Meeting and are nominees for re-election. Messrs. Charles Federman and Paul E. Blondin are Class II Directors whose terms expire at the 1997 Annual Meeting. Dr. Benjamin C. Cohen and Mr. Robert E. Davoli are Class I Directors whose terms expire at the 1999 Annual Meeting, and Mr. Richard A. Hosley II is a Class III Director whose term expires at the 1998 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Mr. Steven C. Walske, a Class II Director, resigned as a Director effective April 8, 1996. Paul E. Blondin was elected a Class II Director by the remaining members of the Board of Directors as Mr. Walske's successor on September 16, 1996.

INFORMATION REGARDING THE NOMINEES FOR ELECTION AT 1997 ANNUAL MEETING (CLASS II
  DIRECTORS)

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

    MR. CHARLES FEDERMAN, 41, has been a Director of the Company since May 1995. Mr. Federman has held a number of positions with Broadview Associates, L.P. ("Broadview"), an investment bank providing merger and acquisition advice in the information technology industry, since October 1983, including, most recently, Chairman of the Executive Committee. Broadview is an affiliate of Geocapital II, L.P. and Geocapital III, L.P., which are stockholders of the Company. Prior to joining Broadview, Mr. Federman co-founded Bird & Company, an information technology mergers and acquisitions firm. Mr. Federman serves as a Director of Phoenix Technologies, Ltd., a systems and applications software company, and MATHSOFT, Inc., an applications software company.

    MR. PAUL E. BLONDIN, 46, has been a Director of the Company since September 1996. Since March 1993, Mr. Blondin, has been Vice President, Finance and Administration, Treasurer and Chief Financial Officer at Cascade Communications, a company at the forefront of broadband data communications with its family of scaleable, carrier-class ATM, Frame Relay, and Remote Access switching products. From January 1991 to March 1993, Mr. Blondin served as Vice President and Controller at Proteon, Inc., a leading worldwide manufacturer of internetworking and LAN products.

THE BOARD RECOMMENDS THE ELECTION OF CHARLES FEDERMAN AND PAUL E. BLONDIN.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT 1997 ANNUAL
  MEETING

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the 1997 Annual Meeting has been furnished to the Company by such Director. Except as indicated each of these Directors has had the same principal occupation for the last five years.

CLASS I DIRECTORS (TERM EXPIRES AT 1999 ANNUAL MEETING)

    DR. BENJAMIN C. COHEN, 45, has been President, Chief Executive Officer and Chairman of the Board of Directors of Logic Works since he founded the Company in 1985. Dr. Cohen is responsible for the Company's overall management along with its sales, marketing and product development strategies. Prior to founding Logic Works, Dr. Cohen worked at Xerox PARC programming in Smalltalk and researching object-oriented knowledge representation schemes and conducted research on natural language and advanced databases at The David Sarnoff Research Center. Dr. Cohen received his Ph.D. from Stanford University.

    MR. ROBERT E. DAVOLI, 48, has been a Director of the Company since October 1994. Mr. Davoli has been a general partner of Sigma Partners ("Sigma"), a venture capital firm, since January 1996 and, from November 1994 until January 1996, acted as an advisor to Sigma. Mr. Davoli was President and Chief Executive Officer of Epoch Systems, Inc., a client/server storage management provider, from February 1993 to September 1994. From May 1986 through June 1992, Mr. Davoli was the President and Chief Executive Officer of SQL Solutions, a relational database management systems consulting and tools company that he founded and sold to Sybase, Inc. in January 1990. Mr. Davoli serves as a Director of Dazel Corporation, Internet Securities Systems, Cerulean Technology, Vignette Corporation and Context Integration.

CLASS III DIRECTOR (TERM EXPIRES AT 1998 ANNUAL MEETING)

    MR. RICHARD A. HOSLEY II, 52, has been a director of the Company since August 1995. Mr. Hosley has been a private investor since October 1990. From June 1980 to October 1990, Mr. Hosley served in various executive positions, including President and Chief Executive Officer and Vice Chairman of BMC Software, Inc., a mainframe systems software company. Mr. Hosley serves as a Director of Peregrine Systems, Inc. a helpdesk software company, Axent Technologies, a network security software company, and Silvon Software, Inc., a systems software company for AS/400 and UNIX based computers.

COMMITTEES OF THE BOARD

    The Audit Committee of the Board of Directors (the "Audit Committee"), established in June 1995, consists of Messrs. Robert E. Davoli and Charles Federman, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

    The Compensation Committee of the Board of Directors (the "Compensation Committee"), established in June 1995, consists of Messrs. Robert E. Davoli and Charles Federman and determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock option and benefit plans.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 1996, the Board of Directors held five meetings and each Director attended all meetings of the Board of Directors. The Compensation Committee and the Audit Committee each held two meetings during 1996 and each member attended all meetings of such Committees.

COMPLIANCE WITH REPORTING REQUIREMENTS

    Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996. Based solely on its review of such forms received by it from such persons for their fiscal year 1996 transactions, the Company believes that all filing requirements applicable to such officers, Directors and greater than ten percent beneficial owners were complied with except that Messrs. Gregory A. Peters and John P. Bantleman did not timely file their Form 3 Initial Statement of Beneficial Ownership of Securities and Messrs. Robert E. Davoli, Charles Federman and Seamus Hatch each did not timely file one Form 4 Statement of Changes of Beneficial Ownership of Securities.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties.

    STOCK OPTION GRANT. Under the Automatic Option Grant Program of the 1995 Plan, each non-employee director first elected or appointed to the Board of Directors after the initial public offering (the "Initial Public Offering") of the Company's Common Stock will automatically be granted an option for 25,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of stockholders, each individual with at least six months of Board service who is to continue to serve as a non-employee director following the meeting will automatically be granted an option for 2,500 shares of Common Stock, even if such individual has been in the prior employ of the Company or joined the Board of Directors prior to the Initial Public Offering.

    Each automatic grant will have a term of 10 years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee director cease prior to vesting of the shares. The initial 25,000 share grant will vest in successive equal annual installments over the optionee's initial four-year period of Board service. Each additional 2,500 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors. In accordance with the 1995 plan, each of Messrs. Blondin, Davoli, Federman, and Hosley, if continuing to serve as non-employee director following the Annual Meeting, will receive options to purchase 2,500 shares of Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on May 7, 1997.

    In May 1996, the Company granted to each of Messrs. Davoli, Federman and Hosley an option to purchase 2,500 shares of Common Stock at $13.50 per share in accordance with the Automatic Option Grant Program of the Company's 1995 Stock Option/Stock Issuance Plan.

    In October 1996, the Company granted to Mr. Blondin an option to purchase 45,000 shares of Common Stock at $6.00 per share. The option vests in four equal annual installments commencing on the first anniversary of the date of grant and expires ten years from the date of grant.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               EXECUTIVE OFFICERS

    The executive officers as of January 1, 1997 were as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Benjamin C. Cohen....................................          45   Chief Executive Officer, President and Chairman of
                                                                    the Board of Directors
John P. Bantleman....................................          37   Executive Vice President, Marketing
Gregory A. Peters....................................          37   Executive Vice President and Chief Financial Officer
Daniel Shiffman......................................          42   Executive Vice President, Product Development
Frank T. Watts.......................................          51   Executive Vice President, Worldwide Sales

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    JOHN P. BANTLEMAN has been Executive Vice President, Marketing since November 1996. Mr. Bantleman joins Logic Works after 12 years with Learmonth and Burchett Management Systems, Inc. ("LBMS"). He was President and Chief Executive Officer, from November 1994 to July 1996. Prior to becoming President and CEO, he was Chief Operating Officer, from July 1994 to November 1994. From April 1988 to July 1994 he was President of LBMS Inc. (US) and earlier held other management positions at the company. Previously, Bantleman worked at ICL in London, England as an analyst/methodologist in a technical capacity on development projects. Mr. Bantleman holds a computer science degree from City University, London, England.

    GREGORY A. PETERS has been Chief Financial Officer and Executive Vice President, Finance and Operations since August 1996. From April 1994 to August 1996, he was Chief Financial Officer, Treasurer and Senior Vice President at Micrografx, Inc. Prior to becoming Chief Financial Officer, he was Controller and Treasurer, from June 1992 to March 1994. From 1990 to 1992, he held various financial positions at DSC Communications Corporation. Mr. Peters is a CPA and achieved a B.A. degree from Rhodes College.

    DANIEL SHIFFMAN has been Executive Vice President, Product Development since May 1995. Prior to joining Logic Works, Mr. Shiffman served as Director of Engineering at Sybase, Inc., from August 1993 to April 1995, where he ran both the engineering group in the business information tools business unit and, more recently, the West Coast engineering group for the former Powersoft Corporation's new technology group. From 1989 to August 1993, Mr. Shiffman was the co-founder and Engineering Manager at Cooperative Solutions, Inc., where he developed an application development environment for mission critical client/server applications.

    FRANK T. WATTS has been Executive Vice President, Worldwide Sales since October 1996. Prior to joining Logic Works, Mr. Watts ran a consulting business from 1985 to October 1996, playing a key role in increasing sales and profitability in a number of high-tech companies including Sun Microsystems, Inc., Printronix, Inc., Honeywell, Inc., Digital Equipment Corporation and Microage, Inc. Mr. Watts has also held previous senior management positions at MAI Basic Four, SHL Systemhouse and Wang Laboratories, Inc.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid by the Company during fiscal years 1995 and 1996 to the Company's Chief Executive Officer and all of the other executive officers who received compensation in excess of $100,000 during 1996 (together, the "Named Executive Officers").

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION (1)         -------------
                                                -------------------------------------   SECURITIES
                                                                        OTHER ANNUAL    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY      BONUS     COMPENSATION      OPTIONS     COMPENSATION
-----------------------------------  ---------  ----------  ----------  -------------  -------------  -------------
Benjamin C. Cohen..................       1996  $  229,000      --           --             --             --
  Chief Executive Officer and             1995     170,000  $  180,638       --             --          $   3,435(2)
  President
Frank C. Cicio, Jr.................       1996      83,333(3)    156,037      --            --             --
  Executive Vice President, Sales         1995     100,000     238,616    $   8,550(4)      10,000         --
  and Marketing
Daniel Shiffman....................       1996     125,000      42,500       --             --             --
  Executive Vice President,               1995      83,333(5)     25,000      --           125,000         --
  Research and Development

------------------------

(1) Other compensation in the form of perquisites and other personal benefits have been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer (NEO) for such year. For information regarding option grants and exercises see "Option Grants in Last Fiscal Year" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

(2) Represents premiums paid for a whole life insurance policy.

(3) Represents Frank Cicio's salary through his last date of employment, November 15, 1996.

(4) Other Annual Compensation includes $8,550 as a housing allowance.

(5) Represents Daniel Shiffman's salary from his first date of employment, May 1, 1995 to December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

    There were no stock options or stock appreciation rights granted during 1996 to any Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 1996. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 1996 and no stock appreciation rights were outstanding as of December 31, 1996.

                                                                           NUMBER OF            NET VALUES OF UNEXERCISED
                                      SHARES ACQUIRED    VALUE        UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS(1)
NAME                                    ON EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------  ---------------  ----------  -----------  -------------  ------------  -------------
Benjamin C. Cohen...................        --             --          --            --             --            --
Frank C. Cicio, Jr..................        50,000     $  493,436     337,736        --        $  1,958,869       --
Daniel Shiffman.....................         5,000         36,375      50,500        62,500         121,200       150,000

------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Common Stock using the closing selling price on the Nasdaq National Market of $6.00 per share of Common Stock on March 21, 1997.

EMPLOYMENT ARRANGEMENTS

    In April 1997, the Company entered into an amended and restated employment agreement, effective January 1997, for an initial two year period, which may be extended for additional two-year periods, with Benjamin C. Cohen (the "Cohen Agreement") whereby he is employed as President and Chief Executive Officer. Pursuant to the Cohen Agreement, Dr. Cohen will receive base compensation of $235,000 and a bonus at plan of $115,000 for the 1997 calendar year. Dr. Cohen's eligibility for such bonus shall be determined in accordance with the criteria established by the Compensation Committee which measure both the performance of the Company and Dr. Cohen's individual performance. Seventy five percent of Dr. Cohen's bonus shall be based upon the performance of the Company and 25% of Dr. Cohen's bonus shall be based upon his individual performance. Dr. Cohen's base compensation and bonus for the 1998 calendar year, and for each year of any additional periods, shall be determined by the Compensation Committee.

    The Company hired Gregory Peters pursuant to an offer letter dated July 1996 (the "Peters Letter"). Pursuant to the Peters Letter, in the event that Mr. Peters is terminated other than for cause, Mr. Peters will be paid his previous six months base salary as severance. Should the Company be acquired by another company (a "Business Combination") and Mr. Peters is not offered a similar position by that Company, then pursuant to the Peters Letter, Mr. Peters shall be paid an additional six months severance and all vesting dates shall be changed to commence on the date of the Business Combination.

    In April 1997, the Company entered into a separation, waiver and mutual release with Frank Cicio (the "Cicio Agreement") whereby Mr. Cicio and the Company agreed that Mr. Cicio's separation from his position as Executive Vice President of Sales and Marketing of the Company was effective November 15, 1996 and whereby the Company and Mr. Cicio settled any outstanding severance obligations and any and all disputes which might exist between them. Pursuant to the Cicio Agreement, the Company accelerated the vesting on a previously unvested option to purchase 45,000 shares of Common Stock to November 15, 1996 at an exercise price of $0.20 per share. The option expires 90 days from August 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee, formed in June 1995, consists of Messrs. Davoli and Federman and determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Certain members of the Company's Board of Directors are parties to transactions with the Company. See "Certain Transactions."

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's 1995 Plan under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1996.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) bonus which reflects both individual performance and the performance of the Company which, together with base salary, is designed primarily to be competitive with salary and bonus levels in the industry and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1996 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    - BONUS. The compensation of executive officers is closely related to Company and individual performance. A large portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, the Company's budgeted versus actual earnings per share, relationship between budgeted versus actual profits, as well as specified individual performance objectives and goals that are tailored to the responsibilities and functions of key executives.

    - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 485,000 stock options granted to executive officers in 1996.

    Through the Company's Employee Stock Purchase Plan, the Company offers additional opportunities for equity ownership to executive officers and other employees

    CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

    The base salary established for Dr. Cohen on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1995 Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 1997 will exceed the $1 million limit per officer.

THE COMPENSATION COMMITTEE

MR. ROBERT E. DAVOLI

MR. CHARLES FEDERMAN

                                   PROPOSAL 2
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants and auditors of the Company since 1993, as auditors of the Company to serve for the year ending December 31, 1997, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. Abstentions will be counted as an "against" vote and broker non-votes will be disregarded and will have no outcome on the vote. A representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                 THE BOARD RECOMMENDS APPROVAL OF THIS PROPOSAL

                                   PROPOSAL 3
         APPROVAL OF AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the 1995 Stock Option/ Stock Issuance Plan (the "1995 Plan") which includes the following changes:

        (i) increase the number of shares of Common Stock available for issuance by one million shares;

        (ii) eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants or direct stock issuances from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator;

       (iii) require stockholder approval of future amendments to the 1995 Plan only to the extent necessary to satisfy applicable laws or regulations;

        (iv) eliminate both the six month holding period requirement and the ten business day "window" period requirement for the exercise of any stock appreciation rights granted under the 1995 Plan; and

        (v) allow the shares issued under the 1995 Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the 1995 Plan.

    The amendment to the 1995 Plan was adopted by the Board on January 21, 1997, subject to stockholder approval at the 1997 Annual Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success. The purpose of the remaining changes to the 1995 Plan is to provide the Plan Administrator with more flexibility as is allowed under recent changes to the regulations governing employee option plans such as the 1995 Plan.

    The following is a summary of the principal features of the 1995 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Princeton, NJ.

EQUITY INCENTIVE PROGRAMS

    The 1995 Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, (iii) a Salary Investment Option Grant Program and (iv) an Automatic Option Grant Program. The principal features of these programs are described below. The 1995

Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. However, all grants under the Automatic Option Grant Program are made in strict compliance with the provisions of that program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

    4,933,630 shares of Common Stock has been reserved for issuance over the ten year term of the 1995 Plan. In no event may any one participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 350,000 shares per calendar year.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1995 Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Employees of the Company and its parent or subsidiaries are also eligible to participate in the Salary Investment Option Grant Program. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

    As of March 21, 1997, approximately 4 executive officers, 227 other employees and 4 non-employee Board members were eligible to participate in the 1995 Plan, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 21, 1997, the closing selling price per share was $6.00.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over
    (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan
    Administrator, be made in cash or in shares of Common Stock.

    LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

    The Plan Administrator has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce, by a designated multiple of one percent (1%), his or her base salary for the upcoming calendar year. The salary reduction amount must not be less than Five Thousand Dollars ($5,000.00), and may not be more than the LESSER of
(i) twenty percent (20%) of his or her base salary or (ii) Twenty Thousand Dollars ($20,000.00). Each individual who files a proper salary reduction authorization will be granted a stock option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

    Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

    -- Each option will be non-statutory option.

    -- The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares will be determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the option grant is made.

    -- The option will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

    -- Each option will remain outstanding for vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date the optionee's service terminates.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted at that time an option grant for 25,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 2,500 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 2,500 share option grants.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

    Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

    The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently terminated within 18 months following the acquisition. Each option will automatically accelerate and all unvested shares will be subject to full and immediate vesting in the event the individual's service is terminated within 18 months following a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members).

    In the event that the Company is acquired or there is a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), each outstanding option under the Salary Investment Option Grant Program will automatically accelerate in full. Each option outstanding at the time of an acquisition of the Company will be assumed by the successor corporation.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any stockholder approval required under applicable laws and regulations. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on June 30, 2005.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1996 and March 21, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                                        WEIGHTED
                                                                                  NUMBER OF OPTION       AVERAGE
NAME                                                                                   SHARES        EXERCISE PRICE
--------------------------------------------------------------------------------  -----------------  ---------------
Benjamin C. Cohen...............................................................         --                --
  Chief Executive Officer, President and
  Chairman of the Board of Directors
Frank C. Cicio, Jr..............................................................         --                --
  Executive Vice President, Sales and Marketing
Daniel Shiffman.................................................................         --                --
  Executive Vice President, Research and Development
All current executive officers as a group.......................................         --                --
  (4 persons)
Paul E. Blondin.................................................................          45,000        $    6.00
  Director
Robert E. Davoli................................................................           2,500            13.50
  Director
Charles Federman................................................................           2,500            13.50
  Director
Richard A. Hosley, II...........................................................           2,500            13.50
  Director
All non-employee directors as a group...........................................          52,500             7.07
  (4 persons)
All employees, including current officers who are not...........................       1,530,700             7.10
  executive officers as a group
  (219 persons)

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Under the new FASB release, footnote disclosure will be required as to the impact the outstanding options under the 1995 Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased and the members of the Compensation committee will not become eligible to receive option grants under the Discretionary Option Grant Program or receive issuances under the Stock Issuance Program and all options previously granted under the 1995 Plan on the basis of the share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

    THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE TO HAVE A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

    THE BOARD RECOMMENDS FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 PLAN.

                               NEW PLAN BENEFITS

    There have been no benefits awarded to date under the proposed amendments to the 1995 Plan.

    In accordance with the Automatic Option Grant Program in the 1995 Plan, each of Messrs. Blondin, Davoli, Federman, and Hosley, if continuing to serve as a non-employee director following the Annual Meeting, will receive options to purchase 2,500 shares of Common Stock with an exercise price equal to the fair market value of the Company s Common Stock on May 7, 1997.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from October 16, 1995 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a line-of-business index consisting of companies reporting under the Standard Industrial Classification ( SIC ) Code 737 (Nasdaq Computer & Data Processing Services Stocks).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LOGIC WORKS   SIC CODE 737   NASDAQ STOCK MARKET-US INDEX
10/17/95         100.00         100.00                         100.00
12/31/95         113.64         105.80                         102.04
12/31/96          51.14         130.66                         125.52

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 21, 1997, by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers,
(iii) each person (or group of affiliated persons) who is known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group.

                                                                   NUMBER OF SHARES OF
                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED   PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                       (1)              OUTSTANDING(1)
-----------------------------------------------------------------  --------------------  ---------------------

Entities affiliated with Geocapital..............................           472,065(2)               4.0%
  (Charles Federman)
  One Bridge Plaza
  Fort Lee, NJ 07024

Robert E. Davoli.................................................           297,582(3)               2.5%

Richard A. Hosley, II............................................            13,750(4)                 *

Paul E. Blondin..................................................           --                         *

Benjamin C. Cohen................................................         4,247,467(5)              35.8%
  Logic Works, Inc.
  University Square at Princeton
  111 Campus Drive
  Princeton, NJ 08540

Frank C. Cicio, Jr...............................................           245,636(6)               2.0%

Daniel Shiffman..................................................            91,750(7)                 *

All current directors and executive officers as a group..........         5,218,714(8,9)            43.3%
  (9 persons)

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Gives effect to the shares of Common Stock issuable within 60 days of March 21, 1997 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2) Mr. Federman, a Director of the Company, is the Chairman of the Executive Committee of an affiliate of Geocapital II and Geocapital III and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Federman disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Geocapital II and Geocapital III. Also, includes 8,750 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(3) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(4) Includes 13,750 shares of Common Stock issuable upon the exercise of stock options. See Note (1).

(5) Includes 128,800 shares owned by Margaret Ramsey Cohen, Dr. Cohen's wife, and 1,000,000 shares owned by Coherams Limited Partnership.

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
(6) Includes 212,736 shares of Common Stock issuable upon the exercise of stock options (See Note (1)), and 3,400 shares owned by Jeffrey J. Cicio, Trustee for the Cicio Family Trust.

(7) Includes 24,250 shares of Common Stock issuable upon the exercise of a stock option. See Note (1).

(8) Includes the beneficial ownership for John P. Bantleman, Gregory A. Peters, and Frank T. Watts, who are executive officers of the Company, but did not meet the requirements to be Named Executive Officers in the Summary Compensation Table.

(9) See Notes (2) through (5), and (7).

                              CERTAIN TRANSACTIONS

    In May 1996, the Company repurchased 77,625 shares at a price of $3.60 per share, from Mr. Mark Finkel in connection with his resignation as Chief Financial Officer of the Company. The repurchase was payable by cancellation of a portion of a promissory note issued to Mr. Finkel at the time of his exercise of options granted to him.

    In September 1996, the Company entered into a promissory note and pledge agreement with Mr. Gregory Peters, Executive Vice President, Finance and Administration in the amount of $250,000. The note is non-interest bearing and is due 90 days after separation from the Company.

    In October 1996, the Company granted to Mr. Peters options to purchase a total of 250,000 shares of Common Stock, at an exercise price of $6.00 per share.

    In October 1996, the Company granted to Mr. Frank Watts, Acting Executive Vice President Sales, options to purchase a total of 10,000 shares of Common Stock, at an exercise price of $6.00 per share. Mr. Watts was named Executive Vice President Sales, effective January 1, 1997 at which time he was granted an additional 100,000 shares of Common Stock, at an exercise price of $5.50 per share.

    In November 1996, the Company granted to Mr. John Bantleman, Executive Vice President, Marketing, options to purchase a total of 225,000 shares of Common Stock, at an exercise price of $5.63 per share.

    For information regarding employment agreements and severance agreements with executive officers, see "Executive Compensation and Other
Information--Employment Arrangements."

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
                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 11, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

    A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO GREGORY A. PETERS, SECRETARY OF THE COMPANY, AT LOGIC WORKS, INC. 111 CAMPUS DRIVE, PRINCETON, NEW JERSEY 08540.

    By Order of the Board of Directors

    Benjamin C. Cohen

    Chief Executive Officer and President

Princeton, New Jersey

April 10, 1997

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